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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON D. C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  OCTOBER 2, 1997



                            KRUG INTERNATIONAL CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



            OHIO                      0-2901                  31-0621189
            ----                      ------                  ----------
(STATE OR OTHER JURISDICTION       (COMMISSION             (I.R.S. EMPLOYER
     OF INCORPORATION)             FILE NUMBER)           IDENTIFICATION NO.)



1290 HERCULES DRIVE, SUITE 120, HOUSTON, TEXAS                  77058
----------------------------------------------                  -----
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)



      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE    (281) 212-1233
      --------------------------------------------------------------------




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On October 2, 1997, Bradley International Holdings Limited (Bradley), a wholly-owned United Kingdom-based subsidiary of KRUG International Corp. (the "Corporation") acquired all the issued capital shares of Klippan Limited (Klippan), a manufacturer of child safety seats and accessories in Scandinavia and a significant brand in the United Kingdom, from Klippan Safety Ab, a Swedish corporation. The purchase price of Klippan was approximately $3.7 million. Funds for the purchase were provided by National Westminster Bank under the terms of the Corporation's U.K. bank line.

In connection with the acquisition of Klippan, the Corporation established Bradley for its European housewares and child safety products operations. In addition to Klippan, Bradley will own and operate Hago Products Limited, which was acquired in October 1996 and Beldray Limited.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    10.(c) Exhibits - Share Purchase Agreement between Bradley International
                      Holdings Limited and Klippan Safety Ab relating to Klippan Limited.



                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  KRUG International Corp.

Date: October 17, 1997
                                           By:    /s/ Robert M. Ellis
                                                  ----------------------------
                                                  Robert M. Ellis
                                                  Principal Accounting Officer





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                                INDEX TO EXHIBITS

   EXHIBIT
   NUMBER                          DESCRIPTION
   -------                         -----------
   10.(c)      Share Purchase Agreement between Bradley International Holdings
               Limited and Klippan Safety Ab relating to Klippan Limited.